                                                                 EXHIBIT m(3)(d)

                                 AMENDMENT NO. 3

                                DISTRIBUTION PLAN
                                       OF
                                AIM GROWTH SERIES
                                (CLASS B SHARES)


         The Distribution Plan pursuant to Rule 12b-1 (the "Plan"), effective as of May 29, 1998, as amended March 18, 1999 and September 1, 1999, of AIM Growth Series, a Delaware business trust, is hereby amended as follows:

         Schedule A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                                DISTRIBUTION PLAN
                                       OF
                                AIM GROWTH SERIES
                                (CLASS B SHARES)

                                                   Maximum
                                                  Asset-Based            Maximum              Maximum
Fund                                             Sales Charge          Service Fee         Aggregate Fee
----                                             ------------          -----------         -------------
AIM Basic Value Fund                                 0.75%               0.25%                 1.00%

AIM Euroland Growth Fund                             0.75%               0.25%                 1.00%

AIM Japan Growth Fund                                0.75%               0.25%                 1.00%

AIM Mid Cap Equity Fund                              0.75%               0.25%                 1.00%

AIM Small Cap Growth Fund                            0.75%               0.25%                 1.00%"

     All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: June 12, 2000

                                   AIM GROWTH SERIES
                                   (on behalf of its Class B Shares)


Attest: /s/ OFELIA M. MAYO         By: /s/ ROBERT H. GRAHAM
        -----------------------        -----------------------------------------
          Assistant Secretary          President